Exhibit 99.1

News Release
nVent Reports First Quarter 2019 Financial Results
Steady Progress on Growth Strategy

•	Reported sales of $538 million were flat; Organic sales up 3%

•	Reported EPS of $0.32; Adjusted EPS of $0.39

•	Reported return on sales of 14.4% or 17.9% on an adjusted basis

•	Repurchased approximately $110 million in nVent shares year-to-date

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – April 25, 2019 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the first quarter of 2019 and provided guidance for the second quarter and full-year 2019.
First quarter sales of $538 million were flat relative to the first quarter 2018 and grew 3 percent organically, which excludes the impact from currency fluctuations. First quarter 2019 earnings per diluted share (“EPS”) were $0.32, while on an adjusted basis, the company had EPS of $0.39. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
First quarter 2019 operating income was $78 million, up from $66 million and up 18 percent from the same quarter in 2018. On an adjusted basis, segment income was $96 million, up 3 percent compared to the first quarter of 2018. Segment income excluding corporate and other costs was up 5 percent compared to the first quarter of 2018.
First quarter net cash used for operating activities was $13 million and total free cash flow usage was $16 million. The company continues to target full-year free cash flow of approximately 100 percent of adjusted net income.
"We are off to a good start in 2019, growing in all three segments. We're making steady progress on our goals including solid margin expansion in our Enclosures segment," said Beth Wozniak, nVent's chief executive officer. "Our first quarter performance puts us on track to deliver on our 2019 commitments."

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FIRST QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	March 31, 2019	March 31, 2018	% / point change
Net Sales	$538	$539	0%
Organic			3%
Operating Income	$78	$66	18%
Reported ROS	14.4%	12.2%
Segment Income	$96	$94	3%
Adjusted ROS	17.9%	17.4%	50 bps

Enclosures
	Three months ended
	March 31, 2019	March 31, 2018	% / point change
Net Sales	$256	$254	1%
Organic			3%
ROS	17.8%	16.0%	180 bps
Enclosures organic sales growth was broad-based across Infrastructure, Commercial and Industrial. First quarter ROS improved 180 basis points as price plus productivity more than offset inflation.

Thermal Management
	Three months ended
	March 31, 2019	March 31, 2018	% / point change
Net Sales	$145	$148	-2%
Organic			2%
ROS	23.6%	22.7%	90 bps
Thermal Management organic sales growth was driven by double digit growth in Industrial Maintenance, Repair and Overhaul ("MRO"), while longer cycle Energy was down versus prior year. The 90 basis points of margin expansion was driven in part by Industrial MRO.

Electrical & Fastening Solutions ("EFS")
	Three months ended
	March 31, 2019	March 31, 2018	% / point change
Net Sales	$137	$137	0%
Organic			3%
ROS	22.7%	23.2%	-50 bps
EFS organic sales growth was driven by Industrial and Commercial including strong price realization across the portfolio. EFS margin declined by 50 basis points due to operational inefficiencies, which have been identified and are being addressed to drive margin expansion in the back half of 2019.

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GUIDANCE FOR FULL-YEAR AND SECOND QUARTER 2019
The company continues to estimate reported sales growth for the full-year 2019 of flat to up 3 percent, which represents 2 to 4 percent organic growth versus the prior year. The company expects full-year 2019 EPS of $1.50 to $1.60 on a GAAP basis and adjusted EPS remains unchanged at $1.80 to $1.90.
The company estimates reported sales for the second quarter of 2019 to be flat to up 2 percent, which represents 2 to 4 percent on an organic basis. The company estimates second quarter 2019 EPS on a GAAP basis of $0.35 to $0.39 and adjusted EPS of $0.42 to $0.46.
The second quarter and full-year EPS guidance includes the estimated impact of the proposed U.S. tax regulations announced in December 2018.
DIVIDENDS
nVent previously announced on February 19, 2019 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable during the second quarter on May 3, 2019.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s first quarter performance on a conference call with analysts and investors at 8:00 a.m. Eastern Daylight Time today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 1298999 approximately ten minutes before the 8:00 a.m. EDT start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on May 30, 2019 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

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About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London, United Kingdom and our management office in the United States is in Minneapolis, Minnesota. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results as a result of the consummation of our separation from Pentair (the "Separation"); the ability of our business to operate independently following the Separation; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Jill Saletta
Vice President, Communications
nVent
763.204.7771
Jill.Saletta@nVent.com

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nVent Electric plc
Condensed Consolidated and Combined Statements of Income (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2019	March 31, 2018
Net sales	$538.0	$538.9
Cost of goods sold	328.1	330.0
Gross profit	209.9	208.9
% of net sales	39.0%	38.8%
Selling, general and administrative	120.1	131.9
% of net sales	22.3%	24.5%
Research and development	12.3	11.4
% of net sales	2.3%	2.1%
Operating income	77.5	65.6
% of net sales	14.4%	12.2%
Net interest expense	10.5	0.6
Other expense	0.9	1.2
Income before income taxes	66.1	63.8
Provision for income taxes	9.7	11.5
Effective tax rate	14.7%	18.0%
Net income	$56.4	$52.3
Earnings per ordinary share
Basic	$0.32	$0.29
Diluted	$0.32	$0.29
Weighted average ordinary shares outstanding
Basic	176.5	179.0
Diluted	178.2	181.2
Cash dividends paid per ordinary share	$0.175	$—

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2019	December 31, 2018
In millions
Assets
Current assets
Cash and cash equivalents	$32.6	$159.0
Accounts and notes receivable, net	342.7	340.9
Inventories	244.4	228.2
Other current assets	126.5	118.4
Total current assets	746.2	846.5
Property, plant and equipment, net	264.6	264.8
Other assets
Goodwill	2,233.9	2,234.3
Intangibles, net	1,158.7	1,173.3
Other non-current assets	71.3	33.8
Total other assets	3,463.9	3,441.4
Total assets	$4,474.7	$4,552.7
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$13.8	$12.5
Accounts payable	149.1	186.4
Employee compensation and benefits	64.3	75.8
Other current liabilities	183.0	187.0
Total current liabilities	410.2	461.7
Other liabilities
Long-term debt	925.6	929.2
Pension and other post-retirement compensation and benefits	175.4	177.9
Deferred tax liabilities	222.7	224.8
Other non-current liabilities	105.7	72.0
Total liabilities	1,839.6	1,865.6
Equity	2,635.1	2,687.1
Total liabilities and equity	$4,474.7	$4,552.7

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nVent Electric plc
Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2019	March 31, 2018
Operating activities
Net income	$56.4	$52.3
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	8.4	9.2
Amortization	15.1	15.4
Deferred income taxes	(2.1)	(0.6)
Share-based compensation	4.3	2.4
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(1.5)	(1.3)
Inventories	(16.8)	2.0
Other current assets	(8.8)	(8.0)
Accounts payable	(40.8)	(34.6)
Employee compensation and benefits	(11.2)	(16.5)
Other current liabilities	(2.5)	19.4
Other non-current assets and liabilities	(13.6)	(3.6)
Net cash provided by (used for) operating activities	(13.1)	36.1
Investing activities
Capital expenditures	(9.2)	(5.4)
Proceeds from sale of property and equipment	6.0	2.3
Acquisitions, net of cash acquired	—	(2.0)
Net cash provided by (used for) investing activities	(3.2)	(5.1)
Financing activities
Proceeds from long-term debt	—	800.0
Repayments of long-term debt	(2.5)	—
Debt issuance costs	—	(7.5)
Dividends paid	(31.0)	—
Net transfers to former Parent prior to separation	—	(10.0)
Shares issued to employees, net of shares withheld	1.0	—
Repurchases of ordinary shares	(76.1)	—
Net cash provided by (used for) financing activities	(108.6)	782.5
Effect of exchange rate changes on cash and cash equivalents	(1.5)	(3.7)
Change in cash and cash equivalents	(126.4)	809.8
Cash and cash equivalents, beginning of year	159.0	26.9
Cash and cash equivalents, end of year	$32.6	$836.7

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2019	2018
In millions	First Quarter	First Quarter
Net sales
Enclosures	$255.5	$254.1
Thermal Management	145.1	147.9
Electrical & Fastening Solutions	137.4	136.9
Total	$538.0	$538.9
Segment income (loss)
Enclosures	$45.6	$40.6
Thermal Management	34.3	33.5
Electrical & Fastening Solutions	31.2	31.7
Other	(14.9)	(12.3)
Total	$96.2	$93.5
Return on sales
Enclosures	17.8%	16.0%
Thermal Management	23.6%	22.7%
Electrical & Fastening Solutions	22.7%	23.2%
Total	17.9%	17.4%

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nVent Electric plc
Reconciliation of the GAAP year ended December 31, 2019 to the non-GAAP financial measures excluding the effect of 2019 adjustments (Unaudited)

	Actual	Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Full Year
Net sales	$538.0
Operating income	77.5
% of net sales	14.4%
Adjustments:
Restructuring and other	3.6
Intangible amortization	15.1
Segment income	96.2
Return on sales	17.9%
Corporate and other costs	14.9
Segment income excluding corporate and other costs	$111.1
Net income - as reported	$56.4	$65	$269
Adjustments to operating income	18.7	15	64
Income tax adjustments	(5.6)	(3)	(12)
Net income - as adjusted	$69.5	$77	$321
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.32	$0.35 - $0.39	$1.50 - $1.60
Adjustments	0.07	0.07	0.30
Diluted earnings per ordinary share - adjusted	$0.39	$0.42 - $0.46	$1.80 - $1.90
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP financial measures excluding the effect of 2018 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$538.9	$542.7	$563.9	$568.1	$2,213.6
Operating income	65.6	65.3	93.7	86.2	310.8
% of net sales	12.2%	12.0%	16.6%	15.2%	14.0%
Adjustments:
Restructuring and other	2.8	2.3	1.3	1.3	7.7
Intangible amortization	15.4	15.2	15.2	15.1	60.9
Separation costs	9.7	24.8	4.8	5.7	45.0
Corporate allocations	—	(0.8)	—	—	(0.8)
Segment income	93.5	106.8	115.0	108.3	423.6
Return on sales	17.4%	19.7%	20.4%	19.1%	19.1%
Corporate and other costs	12.3	12.4	13.2	12.0	49.9
Segment income excluding corporate and other costs	$105.8	$119.2	$128.2	$120.3	$473.5
Net income - as reported	$52.3	$43.3	$68.2	$67.0	$230.8
Interest expense adjustment - pro forma	(5.6)	—	—	—	(5.6)
Adjustments to operating income	27.9	41.5	21.3	22.1	112.8
Pension and other post-retirement mark-to-market loss	—	4.1	—	2.9	7.0
Income tax adjustments	(4.0)	(9.8)	(5.5)	(11.7)	(31.0)
Net income - pro forma adjusted	$70.6	$79.1	$84.0	$80.3	$314.0
Diluted earnings per ordinary share - pro forma adjusted
Diluted earnings per ordinary share - pro forma	$0.29	$0.24	$0.38	$0.37	$1.28
Adjustments	0.10	0.20	0.08	0.08	$0.46
Diluted earnings per ordinary share - as adjusted	$0.39	$0.44	$0.46	$0.45	$1.74

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended March 31, 2019 (Unaudited)

	Actual
	Q1 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	2.6%	(2.8)%	—%	(0.2)%
Enclosures	2.7%	(2.1)%	—%	0.6%
Thermal Management	2.3%	(4.2)%	—%	(1.9)%
Electrical & Fastening Solutions	2.7%	(2.3)%	—%	0.4%

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ending June 30, 2019 and year ending December 31, 2019 (Unaudited)

	Forecast (1)
	Q2 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	2 - 4%	(2)%	—%	0 - 2%	2 - 4%	(1) - (2)%	—%	0 - 3%
Enclosures					2 - 4%	(1)%	—%	1 - 3%
Thermal Management					2 - 6%	(2) - (3)%	—%	(1) - 4%
Electrical & Fastening Solutions					2 - 4%	(1)%	—%	1 - 3%
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

Three months ended
In millions	March 31, 2019
Net cash provided by (used for) operating activities	$(13.1)
Capital expenditures	(9.2)
Proceeds from sale of property and equipment	6.0
Free cash flow	$(16.3)